Exhibit 99.1
UGI HVAC ENTERPRISES, INC.
SAVINGS PLAN
EIN # 51-0375688 PLAN NUMBER 001
FINANCIAL STATEMENTS
for the years ended December 31, 2006 and 2005

UGI HVAC ENTERPRISES, INC.
SAVINGS PLAN

Page(s)

Report of Independent Registered Public Accounting Firm	2

Financial Statements:

Statements of Net Assets Available for Benefits at December 31, 2006 and 2005	3

Statements of Changes in Net Assets Available for Benefits for the years ended December 31, 2006 and and 2005	4

Notes to Financial Statements	5 to 14

Item 4(i) — Schedule of Assets (Held at End of Year)	15

All other schedules to be filed with the Department of Labor in accordance with the Employee Retirement Income Security Act of 1974 are not applicable and have been omitted.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Participants and Plan Administrator of
UGI HVAC Enterprises, Inc. Savings Plan
We have audited the accompanying statements of net assets available for benefits of UGI HVAC Enterprises, Inc. Savings Plan as of December 31, 2006 and 2005, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of UGI HVAC Enterprises, Inc. Savings Plan as of December 31, 2006 and 2005, and changes in its net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States.
As discussed in Note 2 to the financial statements, the Plan changed its method of valuing investment contracts from contract value to fair value as required by a recent accounting pronouncement.
Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held at end of year is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.
/s/ Morison Cogen LLP
Bala Cynwyd, Pennsylvania
June 26, 2007

UGI HVAC ENTERPRISES, INC
SAVINGS PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

	December 31,
	2006	2005

Investments (Note 3)	$13,199,128	$10,893,202

Loans to participants	329,646	311,093

Receivables:
Participants’ contributions receivable	10,906	128,521
Employers’ contributions receivable	3,805	41,347

Net assets available for benefits at fair value	13,543,485	11,374,163

Adjustments from fair value to contract value for interest in common collective trusts relating to fully benefit-responsive investment contracts	1,947	1,879

Net assets available for benefits	$13,545,432	$11,376,042

See accompanying notes to financial statements.

UGI HVAC ENTERPRISES, INC
SAVINGS PLAN
STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

	Year Ended
	December 31,
	2006	2005

Participants’ contributions	$1,230,514	$1,168,221
Employers’ contributions	393,148	362,749
Rollover contributions	53,768	156,259
Transfers of participants’ balances	(210,027)	430,610

Investment income:
Dividends	472,732	225,560
Net appreciation in value of investments	1,188,487	388,127

Distributions to participants	(978,990)	(1,165,750)
Loan administration fees	(3,200)	(3,433)
Other, primarily interest on loans	22,958	16,493

Net increase	2,169,390	1,578,836

Net assets available for benefits — beginning of year	11,376,042	9,797,206

Net assets available for benefits — end of year	$13,545,432	$11,376,042

See accompanying notes to financial statements.

UGI HVAC ENTERPRISES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
1. Description of the Plan
The following brief description of the UGI HVAC Enterprises, Inc. Savings Plan (the “Plan”) provides general information on the provisions of the Plan in effect on December 31, 2006 and during the periods covered by the financial statements. More complete information is included in the Plan document.
General. The Plan is a defined contribution plan, which covers employees of UGI HVAC Enterprises, Inc. (the “Company”) and certain affiliated companies (collectively, “the Employers”). The Company is a wholly owned subsidiary of UGI Enterprises, Inc. (“Enterprises”). Enterprises is a wholly owned subsidiary of UGI Corporation (“UGI”). Employees of the Employers are eligible upon hire to participate in the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan is administered by the UGI Enterprises, Inc. Retirement Committee (“Plan Administrator”) whose members are appointed by the Board of Directors of the Company.
Contributions. A participant may elect to contribute to the Plan on a before-tax basis through payroll reduction an amount equal to from 1% to 50%, in whole percentages, of eligible compensation. In addition, a participant may elect to contribute to the Plan on an after-tax basis through payroll deduction an amount equal to from 1% to 15%, in whole percentages, of eligible compensation, provided that the combination of before-tax and after-tax contributions does not exceed 50% of eligible compensation. Calendar year before-tax and after-tax contribution amounts are subject to limits prescribed by the Internal Revenue Code (“IRC”) and the Plan, respectively. For the 2006 and 2005 Plan Years, the IRC before-tax contribution limits were $15,000 and $14,000, respectively. After-tax contributions are subject to limits set by the Plan and Section 402(g) of the IRC. A participant may increase the rate of, or reduce or suspend, his or her before-tax or after-tax contributions four times per year by contacting the Plan’s recordkeeper, Fidelity Institutional Retirement Services Company (“FIRSCO”).
The plan allows for “catch-up contributions.” The catch-up contribution provision allows certain employees to make before-tax contributions over and above the IRS and Plan limits. In order to be eligible to make catch-up contributions, employees must be at least 50 years of age and must be contributing the IRC or Plan limit. The maximum catch-up contributions for the 2006 and 2005 Plan Years were $5,000 and $4,000, respectively. Catch-up contributions are not eligible for the Employers’ matching contribution (as described below).
The Plan also accepts on behalf of any employee (i) the entire amount of cash received as a distribution from another qualified trust forming part of a plan described in section 401(a) of the IRC or from a “rollover” individual retirement plan described in section 408 of the IRC, but only if the deposit qualifies as a tax-free rollover as defined in section 402 or (ii) a direct transfer from another plan qualified under Section 401(a) of the IRC. The Plan accepts after-tax rollover contributions.

UGI HVAC ENTERPRISES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
For each week during a Plan year, the Employers may, at their discretion, make a contribution to the Plan equal to 50% of participant before-tax and after-tax contributions, up to a total of 5% of compensation (as defined in the Plan document) for each participant who has made before-tax and/or after-tax contributions during the month. The Employers’ contributions for the years ended December 31, 2006 and 2005 were invested in accordance with participant investment elections in effect on the dates of the contributions.
A participant is immediately fully vested in the portion of his or her account attributable to participant contributions as well as matching contributions made by the Employers.
Investment Funds. A participant may elect to have his or her funds invested in one or more investment funds. Generally, participants may transfer amounts between funds at any time with no limit. Participants may change their investment elections for future contributions at any time. Fidelity Management Trust Company is the Plan’s Trustee for all investment assets of the Plan and qualifies as a party of interest. References to “Fidelity” below refer to investment funds managed by Fidelity Management and Research Company (“FMR”).
In 2004, the Company performed a review of the Plan’s investment strategies, funds offered, and fund expenses and determined that a simplified core group of funds combined with a self-directed brokerage option would help participants achieve their investment objectives at lower costs. As a result of that review, effective June 1, 2005, 26 of the 31 investment fund options offered at December 31, 2004 were discontinued and, effective February 1, 2005, 11 new fund options and a self-directed brokerage option were added.
Following are brief descriptions of the investment options available to participants and the strategies and objectives of each fund.
Money Market Fund
•	Vanguard Prime Money Market Fund — Institutional Class
This fund is an unaffiliated registered investment company mutual fund which primarily invests in high-quality, short-term money market instruments, including certificates of deposit, banker’s acceptances, commercial paper, and other money market instruments. The fund’s objective seeks to provide current income while maintaining a stable share price of $1.

UGI HVAC ENTERPRISES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
Managed Income/Stable Investment Funds
•	Vanguard Retirement Savings Trust III
This unaffiliated unregistered stable value investment option primarily invests in high quality fixed income securities with financial backing from insurance companies and banks that enable it to seek to maintain a constant $1 per share net asset value. Investments are chosen based on credit quality, yield, maturity, and contract provisions. The objective is to provide a stable share price of $1 and current income consistent with bonds of two to three year average maturity. See Note 2 for discussion on accounting policies regarding this fund.
•	Fidelity Managed Income Portfolio II Fund (discontinued)
This fund is an unaffiliated commingled pool whose investments principally comprise of investment contracts issued by insurance companies and financial institutions and certain types of fixed income securities. The fund’s objective is to preserve principal while earning interest income. As of May 31, 2007, any balance in this fund was transferred to the Vanguard Retirement Savings Trust III. See Note 2 for discussion on accounting policies regarding this fund.
Fixed Income Funds
•	Fidelity U.S. Bond Index Fund
This fund is an unaffiliated registered investment company mutual fund that principally invests in bonds included in the Lehman Brothers Aggregate Bond Index. The fund’s objective is to provide investment results that correspond to the total returns of bonds in the Lehman Brothers Aggregate Bond Index.
Growth and Income Funds
•	Vanguard Institutional Index Fund
This fund is an unaffiliated registered investment company mutual fund which primarily invests in common stocks included in the Standard & Poor’s 500 Index (“S&P 500”), a widely recognized unmanaged index of 500 large capitalization U.S. common stocks. The fund’s objective is to seek long-term growth of capital and income from dividends.

UGI HVAC ENTERPRISES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
•	Fidelity Equity Income Fund
This fund is an unaffiliated registered investment company mutual fund that principally invests in income-producing equity securities. The fund’s objective is to provide reasonable income while considering the potential for capital appreciation.
Growth Funds
•	Vanguard Extended Market Index Fund
This fund is an unaffiliated registered investment company mutual fund that primarily invests in a large sampling of stocks that match the characteristics of the Standard and Poor’s Completion Index, an unmanaged benchmark representing mid- and small-capitalization U.S. stocks. The Standard and Poor’s Completion Index contains all of the U.S. common stocks regularly traded on the New York and American Stock Exchanges and the Nasdaq over-the-counter market, except those included in the Standard and Poor’s 500 Index. The fund seeks to provide the potential for long-term growth of capital as it matches the performance and risk of the Standard and Poor’s Completion Index.
•	Fidelity Magellan Fund
This fund is an unaffiliated registered investment company mutual fund that invests primarily in growth and/or value common stocks of domestic and foreign issuers. The fund seeks capital appreciation.
•	Fidelity Growth Company Fund
This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of domestic and foreign issuers that are expected to have above-average growth potential. The fund seeks capital appreciation.
International Funds
•	Fidelity Spartan International Index Fund
This fund is an unaffiliated registered investment company mutual fund which primarily invests in common stock of developed markets outside the United States and Canada. Common stocks included are those that are listed with the Morgan Stanley Capital International Europe, Australasia, Far East Index (“MSCI EAFE Index”). The fund’s objective is to provide investment results that correspond to the total returns of foreign stock markets.

UGI HVAC ENTERPRISES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
Vanguard Target Retirement Funds
• Vanguard Target Retirement Income
• Vanguard Target Retirement 2005
• Vanguard Target Retirement 2015
• Vanguard Target Retirement 2025
• Vanguard Target Retirement 2035
• Vanguard Target Retirement 2045
These funds are unaffiliated registered investment company mutual funds that invest in a combination of Vanguard mutual funds according to an asset allocation strategy that becomes increasingly conservative over time as each fund’s target retirement date approaches. Within five to ten years after the respective fund’s targeted retirement date, the fund’s asset allocation should become similar to that of the Vanguard Target Retirement Income Fund. These funds’ investment objectives are to achieve current income and capital appreciation.
Brokerage Link
•	Fidelity Brokerage Link
This option combines a self-directed brokerage account with the employee’s Savings Plan account. The objective of this investment option is to offer a broader or expanded menu of mutual funds beyond those offered by the Plan.
Employer Stock Fund
•	UGI Common Stock Fund
This fund invests principally in shares of UGI Corporation Common Stock. Participants in the fund do not individually own specific shares of UGI Corporation Common Stock but rather own units in the fund that invests in such shares and short-term investments. The value of a unit in the UGI Common Stock Fund was initially set at $10.00 and is recalculated daily by dividing the fair value of the fund’s assets (comprising shares of UGI Corporation Common Stock and temporary cash investments) by the total number of units outstanding. Generally, participant requests to redeem units from the UGI Common Stock Fund are processed on the day received if such request is received by Fidelity before the close of the New York Stock Exchange and provided that there are sufficient short-term investments in the fund for liquidity. In such case, the participant will receive the net asset value, or closing price for the units, calculated using the closing price for UGI Corporation Common Stock on the New York Stock Exchange for that day. However, on days of unusually heavy requests for sale, the UGI Common Stock Fund may not have sufficient short-term investments for liquidity. In such case, requests to sell units received before the close of the New York Stock Exchange may not be processed on that day at that date’s closing price but may be suspended until sufficient liquidity is restored. Units will be redeemed generally on a first-in, first-out basis at the closing price for the processing date. Loans, withdrawals and distributions from the UGI Common Stock Fund will be given priority over exchanges with other funds.

UGI HVAC ENTERPRISES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
Distributions. The Plan benefit of a participant who terminates employment for any reason other than death shall be equal to the proceeds of liquidation of 100% of the balance of his or her account. Participants may elect to receive their interest in the UGI Common Stock Fund in the form of shares of UGI Corporation Common Stock. Where the amount to be distributed exceeds $5,000, no distribution shall be made to any Plan participant prior to his or her normal retirement age (as defined in the Plan document) unless the participant elects to receive such distribution. Where the amount to be distributed does not exceed $5,000, a Plan participant’s benefit will be distributed as soon as practicable after the participant becomes entitled to receive a distribution.
A participant who continues to work past age 70 1/2 will receive a distribution upon termination of employment.
Death. If a participant dies prior to receiving a distribution of his or her account, the participant’s designated beneficiary shall be entitled to receive a lump-sum distribution of the proceeds of liquidation of 100% of the balance credited to the participant’s account. Generally, the beneficiary may request a distribution of the participant’s account balance as soon as practicable following the date of the participant’s death. The beneficiary of a participant who is married at the time of the participant’s death will be the participant’s spouse, unless the participant designated another beneficiary and the spouse consented to such designation in accordance with procedures specified by the Plan document.
Withdrawals. Generally, a participant may withdraw up to 50% of the balance of his or her Voluntary Participant Contribution Account, as defined in the Plan document. However, the withdrawal must be in an amount of at least $500. A participant may withdraw up to 100% of the balance of his or her Rollover Account, as defined in the Plan document, at any time. No more than one withdrawal in any calendar year is permitted from each of the Voluntary Participant Contribution Account and Rollover Account portions of a participant’s account.
A participant may withdraw before-tax contributions (but not earnings attributable thereto) only on account of financial hardship resulting from (a) medical expenses as defined in section 213(d) of the IRC; (b) educational expenses for the next twelve months of post-secondary education of the participant, or his or her spouse, children or dependents; (c) foreclosure on a primary residence; or (d) costs directly related to the purchase of a primary residence. A hardship withdrawal will be permitted if the Plan Administrator determines that (i) the withdrawal is on account of an immediate and heavy financial need of the participant and (ii) the withdrawal is necessary to satisfy such financial need.

UGI HVAC ENTERPRISES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
Loan Provision. The Plan includes an employee loan provision. Generally, at the time a loan is to be made, the amount of all loans to be outstanding may not exceed the lesser of (a) 50% of a participant’s before-tax and rollover account balances, or (b) $50,000 less the excess of the highest balance of all loans during the prior twelve month period. Each loan bears interest at a rate determined in accordance with generally prevailing market conditions for similar types of loans. The minimum loan amount is $1,000. The amount of the loan withdrawn from a participant’s account is allocated in proportion to the value of the participant’s salary deferral and rollover account balances in each investment fund. Repayments, including interest, are made in equal installments through payroll deductions and are allocated to participant accounts in accordance with current investment elections. No loan may have a final maturity in excess of five years except that, if the loan is used to purchase a principal residence for the participant, the loan may have a final maturity of up to ten years. No participant shall be permitted to have more than two loans outstanding at any one time.
Administrative Expenses. Administrative expenses of the Plan are chargeable to the Plan unless paid for by the Employers. The Employers currently pay such expenses. Loan administration and withdrawal fees are paid by participants. Mutual fund expenses are paid to fund managers from mutual fund assets.
Plan Termination. Although it has not expressed any intent to do so, the Company has the right to terminate the Plan in whole or in part at any time for any reason.
Plan Amendment. The Company may amend the Plan at any time for any reason by written action of its Board of Directors. Amendments required to comply with the IRC to maintain compliance with current laws or regulations or to correct errors or omissions in the Plan document, however, may be made by the Retirement Committee without Board approval.
Voting Rights of UGI Common Stock Fund Participants. A participant has the right to instruct the trustee of the Plan how to vote, at each meeting of shareholders, all shares of UGI Corporation Common Stock (including fractional shares) represented by the value of the participant’s interest in the UGI Common Stock Fund. A participant also has the right to direct the trustee of the Plan whether or not to tender shares in response to a tender offer.
2. Accounting Policies
Use of Estimates and Basis of Accounting. The accompanying financial statements are prepared on the accrual basis of accounting. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan Administrator to make estimates and assumptions that affect the reported amounts of net assets available for benefits and changes therein. Actual results could differ from these estimates.
Effective with our plan year ending December 31, 2006, we adopted Financial Accounting Standards Board Staff Position, FSP AAG INV-1 and SOP 94-4-1, Reporting of Fully Benefit Responsive Investment Contracts Held by Certain Investment Companies Subject to the AICPA Investment Company Guide and Defined-Contribution Health and Welfare Plans (the “FSP”).

UGI HVAC ENTERPRISES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
The FSP requires investment contracts held by a defined-contribution plan be reported at fair value. However, contract value is the relevant measurement attribute for that portion of the net assets available for benefits of a defined-contribution plan attributable to fully benefit-responsive investment contracts because contract value is the amount participants would receive if they were to initiate permitted transactions under the terms of the plan. In accordance with the provisions of the FSP, the Statement of Net Assets Available for Benefits presents the fair value of the investment contracts as well as the adjustment of the fully benefit-responsive investment contracts from fair value to contract value for all periods presented. The Statement of Changes in Net Assets Available for Benefits is prepared on a contract value basis. Certain other disclosures required by the FSP are presented in the financial statements and footnotes of each respective common collective trust.
Investment Valuation and Income Recognition. As reported by Fidelity Management Trust Company, the Plan’s investments in registered investment company mutual funds are valued at quoted market prices, which represent the net asset value of shares held by the Plan at year end. Participant loans are valued at their outstanding balances, which approximate fair value. Shares of UGI Corporation Common Stock included in the UGI Common Stock Fund are reflected at fair value based on quoted market prices. The Plan’s interest in common collective trusts is reflected at fair value based on information reported by the investment advisor. The fair value of the common collective trusts is calculated by discounting the related cash flows based on current yields of similar investments with comparable durations.
Dividend income is recorded on the record date. Interest earned on investments is recorded on the accrual basis. Purchases and sales of securities are recorded on a trade date basis.
The Plan presents in the Statement of Changes in Net Assets Available for Benefits the net appreciation (depreciation) in fair value of investments which consists of realized gains or losses and unrealized appreciation (depreciation) in the fair value of those investments.
Distributions are made to Plan participants based upon the fair value of each participant’s investment account (except for investments of the Fidelity Managed Income Portfolio II Fund and Vanguard Retirement Savings Trust III for which distributions are based upon contract value and except for distributions from the UGI Common Stock Fund, to the extent not all shares are sold on the same date) as of the dates of the distribution. Distributions to participants are recorded when paid.
Transfers of participant balances represent amounts transferred to or from the AmeriGas Propane, Inc. Savings Plan and the UGI Utilities, Inc. Savings Plan, which are affiliated plans.
Reclassifications. As described above, as a result of the adoption of the FSP which requires retroactive application for all periods presented, certain amounts in the Statement of Net Assets Available for Benefits at December 31, 2005 have been reclassified to present the adjustment from contract value to fair value for fully benefit-responsive investment contracts. The new presentation did not affect the total net assets available for benefits.

UGI HVAC ENTERPRISES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
3. Trust Investments
The components of trust investments by fund at December 31, 2005 and 2004 are as follows:

	December 31,
	2006		2005
Mutual Funds:
Fidelity U.S. Bond Index Fund (shares — 55,801 and 48,847 respectively)	$605,998		$532,429

Fidelity Equity Income Fund (shares — 4,571 and 3,244, respectively)	267,633		171,215

Fidelity Magellan Fund (shares — 11,031 and 8,146 respectively)	987,475	*	867,110	*

Fidelity Growth Company Fund (shares — 11,494 and 9,932, respectively)	801,217	*	631,951	*

Vanguard Institutional Index Fund (shares — 19,491 and 17,168, respectively)	2,525,804	*	1,957,311	*

Vanguard Prime Money Market Fund (shares — 345,149 and 267,121, respectively)	345,149		267,121

Vanguard Target Retirement Income Fund (shares — 2,150 and 1,762, respectively)	23,009		18,400

Vanguard Target Retirement 2005 Fund (shares — 10,180 and 8,188, respectively)	116,763		89,494

Vanguard Target Retirement 2015 Fund (shares — 54,767 and 49,643, respectively)	682,397	*	568,907	*

Vanguard Target Retirement 2025 Fund (shares — 108,659 and 104,523, respectively)	1,416,916	*	1,230,242	*

Vanguard Target Retirement 2035 Fund (shares — 99,957 and 86,701, respectively)	1,386,407	*	1,062,958	*

Vanguard Target Retirement 2045 Fund (shares — 26,636 and 23,909, respectively)	381,433		300,538

Vanguard Extended Market Index Fund (shares — 44,005 and 40,517, respectively)	1,703,418	*	1,389,335	*

Fidelity Spartan International Index Fund (shares — 19,352 and 18,334, respectively)	854,209	*	655,085	*

Fidelity Brokerage Link(shares — 191,043 and 443,096, respectively)	191,043		443,096

Common Collective Trusts:
Fidelity Managed Income Portfolio II Fund (shares — 22,105 and 54,954, respectively)	21,843		54,148

Vanguard Retirement Savings Trust III (shares — 176,812 and 82,464, respectively)	175,127		81,391

UGI Common Stock Fund
UGI Corporation Unitized Stock Fund (units — 33,852 and 35,876, respectively)	708,861	*	567,924	*
Dividends receivable	4,426		4,547

	713,287		572,471

Total trust investments — fair value	$13,199,128		$10,893,202

Total trust investments — cost	$11,743,144		$10,420,518

* — Investment represents five percent or more of net assets available for benefits.
The net appreciation (depreciation) in fair value of investments during the years ended December 31, 2006 and 2005 by major investment category follows:

	Year ended December 31,
	2006	2005

Registered investment company funds	$1,004,794	$461,267
UGI Common Stock Fund	183,693	(73,140)

Total net appreciation in fair value	$1,188,487	$388,127

UGI HVAC ENTERPRISES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
During the 2006 and 2005 Plan Years, the Plan purchased, at market prices, 7,593 and 6,067 shares (which reflects UGI’s 2-for-1 Common Stock split that occurred in May 2005) of UGI Corporation Common Stock directly from UGI Corporation for $180,286 and $148,973, respectively.
The investments of the separate investment funds are exposed to various risks such as interest rate, market and credit risk. The degree and concentration of these risks vary by fund. Due to the level of risk associated with the separate investment funds, it is reasonably possible that changes in risk in the near term could materially affect participants’ account balances and the amounts reported in the Statements of Net Assets Available for Benefits and the Statements of Changes in Net Assets Available for Benefits.
4. Recently Issued Accounting Pronouncements
In September 2006, the Financial Accounting Standards Board issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, sets out a framework for measuring fair value and requires additional disclosures about fair value measurements. SFAS 157 applies to fair value measurements already required or permitted by existing standards. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Management is currently evaluating the impact, if any, of the provisions of SFAS 157.
5. Federal Income Tax Status
On December 6, 2002, the Internal Revenue Service issued a favorable determination letter concerning the qualified status of the Plan in effect as of November 27, 2002 under Section 401(a) of the IRC. The Plan Administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. No U.S. income taxes are required to be paid by the trust created under the Plan (the “Trust”) and participants are not taxed on Employers’ contributions to the Trust or income earned by the Trust. When a participant, or his or her beneficiary or estate, receives a distribution under the Plan, the taxability of the value of such distribution depends on the form and time of payment.

UGI HVAC ENTERPRISES, INC
SAVINGS PLAN
Item 4(i) — SCHEDULE OF ASSETS (HELD AT END OF YEAR)

	December 31, 2006
	Number of
	Shares or
	Principal		Current
Name of Issuer and Title of Issue	Amount	Cost	Value

Mutual Funds:
FIDELITY U.S. BOND INDEX FUND (2)	55,801 shrs	$612,686	$605,998
FIDELITY EQUITY INCOME FUND (2)	4,571 shrs	243,223	267,633
FIDELITY MAGELLAN FUND (1) (2)	11,031 shrs	1,122,994	987,475
FIDELITY GROWTH COMPANY FUND (1) (2)	11,494 shrs	691,738	801,217
VANGUARD INSTITUTIONAL INDEX FUND (1) (2)	19,491 shrs	2,166,916	2,525,804
VANGUARD PRIME MONEY MARKET FUND (2)	345,149 shrs	345,149	345,149
VANGUARD TARGET RETIREMENT INCOME FUND (2)	2,150 shrs	22,837	23,009
VANGUARD TARGET RETIREMENT 2005 FUND (2)	10,180 shrs	112,303	116,763
VANGUARD TARGET RETIREMENT 2015 FUND (1) (2)	54,767 shrs	622,004	682,397
VANGUARD TARGET RETIREMENT 2025 FUND (1) (2)	108,659 shrs	1,256,864	1,416,916
VANGUARD TARGET RETIREMENT 2035 FUND (1) (2)	99,957 shrs	1,192,611	1,386,407
VANGUARD TARGET RETIREMENT 2045 FUND (2)	26,636 shrs	323,691	381,433
VANGUARD EXTENDED MARKET INDEX FUND (1) (2)	44,005 shrs	1,408,014	1,703,418
SPARTAN INTERNATIONAL INDEX FUND (1) (2)	19,352 shrs	641,168	854,209
FIDELITY BROKERAGE LINK (2)	191,043 shrs	174,200	191,043

Total Mutual Funds		10,936,398	12,288,871

Common Collective Trusts:
FIDELITY MANAGED INCOME PORTFOLIO II FUND (2)	22,105 shrs	22,105	22,105
VANGUARD RETIREMENT SAVINGS TRUST III (2)	176,812 shrs	176,812	176,812

Total Common Collective Trusts		198,917	198,917

UGI COMMON STOCK FUND (1) (2)
UGI Corporation Unitized Stock Fund	33,852 units	603,403	708,861
Dividends receivable	$4,426	4,426	4,426

		607,829	713,287

PARTICIPANT LOANS
Loan principal outstanding (5.0% - 9.25%) (2) (3)		—	329,646

Total — all funds		$11,743,144	$13,530,721

(1)	Investment represents 5% or more of the net assets available for benefits.

(2)	Party in interest.

(3)	Range of interest rates for loans outstanding as of December 31, 2006

UGI UTILITIES, INC.
SAVINGS PLAN
EIN #23-1174060 Plan Number 008
FINANCIAL STATEMENTS
for the years ended December 31, 2006 and 2005

UGI UTILITIES, INC.
SAVINGS PLAN

Page(s)

Report of Independent Registered Public Accounting Firm	2

Financial Statements:

Statements of Net Assets Available for Benefits at December 31, 2006 and 2005	3

Statements of Changes in Net Assets Available for Benefits for the years ended December 31, 2006 and 2005	4

Notes to Financial Statements	5 to 15

Item 4(i) — Schedule of Assets (Held at End of Year)	16
All other schedules to be filed with the Department of Labor in accordance with the Employee Retirement Income Security Act of 1974 are not applicable and have been omitted.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Participants and Plan Administrator of
UGI Utilities, Inc. Savings Plan
We have audited the accompanying statements of net assets available for benefits of UGI Utilities, Inc. Savings Plan as of December 31, 2006 and 2005, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of UGI Utilities, Inc. Savings Plan as of December 31, 2006 and 2005, and changes in its net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States.
As discussed in Note 2 to the financial statements, the Plan changed its method of valuing investment contracts from contract value to fair value as required by a recent accounting pronouncement.
Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held at end of year is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.
/s/ Morison Cogen LLP
Bala Cynwyd, Pennsylvania
June 26, 2007

UGI UTILITIES, INC.
SAVINGS PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

	December 31,
	2006	2005

Investments (Note 3)	$111,541,083	$89,843,952

Loans to participants	2,381,532	2,152,710

Employers’ contributions receivable	1,537,218	1,453,115

Net assets available for benefits at fair value	115,459,833	93,449,777

Adjustments from fair value to contract value for interest in common collective trusts relating to fully benefit-responsive investment contracts	116,799	146,678

Net assets available for benefits	$115,576,632	$93,596,455

See accompanying notes to financial statements.

UGI UTILITIES, INC.
SAVINGS PLAN
STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

	Year Ended December 31,
	2006	2005

Participants’ contributions	$5,713,299	$5,170,820
Rollover contributions	5,649,191	88,255
Employers’ contributions	1,580,307	1,453,145

Investment income:
Dividends	6,656,739	2,679,238
Net appreciation in value of investments	7,071,292	1,812,621
Other, primarily interest on loans	129,843	89,567
Net transfers of participants’ balances	74,991	769,881

Distributions to participants	(4,895,485)	(4,526,461)

Net increase	21,980,177	7,537,066

Net assets available for benefits — beginning of year	93,596,455	86,059,389

Net assets available for benefits — end of year	$115,576,632	$93,596,455

See accompanying notes to financial statements.

UGI UTILITIES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
1. Description of the Plan
The following brief description of the UGI Utilities, Inc. Savings Plan (the “Plan”) provides general information on the provisions of the Plan in effect on December 31, 2006 and during the periods covered by the financial statements. More complete information is included in the Plan document.
General. The Plan is a defined contribution plan covering employees of UGI Utilities, Inc. and its subsidiaries (collectively, “UGI Utilities”), its holding company parent UGI Corporation (“UGI”), and certain affiliated companies (collectively, the “Employers”). Employees of the Employers are eligible upon hire to participate in the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan is administered by the UGI Utilities, Inc. Retirement Committee (“Plan Administrator”) whose members are appointed by the Board of Directors of UGI Utilities.
On August 24, 2006, UGI Utilities, Inc. acquired the natural gas utility business of PG Energy, an operating division of Southern Union Company (“PG Energy Acquisition”). As a result of the PG Energy Acquisition, the former employees of Southern Union Company’s (“SU”) PG Energy division became eligible participants in the UGI Utilities, Inc. Savings Plan as of September 1, 2006 and current pre-tax and after-tax savings plan deductions were transferred from PG Energy to UGI Utilities, Inc. As a result of the PG Energy Acquisition, a number of employees of the PG Energy division rolled over their account balance to the UGI Utilities, Inc. Savings Plan as well as outstanding loan(s).
Contributions. A participant may elect to contribute to the Plan on a before-tax basis through payroll reduction an amount equal to from 1% to 50%, in whole percentages, of eligible compensation. In addition, a participant may elect to contribute to the Plan on an after-tax basis through payroll deduction an amount equal to from 1% to 6%, in whole percentages, of eligible compensation, provided that the combination of before-tax and after-tax contributions does not exceed 50% of eligible compensation. Calendar year before-tax and after-tax contribution amounts are subject to limits prescribed by the Internal Revenue Code (“IRC”) and the Plan, respectively. For the 2006 and 2005 Plan Years, the IRC before-tax contribution limits were $15,000 and $14,000, respectively. After-tax contributions are subject to limits set by the Plan and Section 402(g) of the IRC. A participant may increase the rate of, or reduce or suspend his or her before-tax or after-tax contributions at any time by contacting the Plan’s recordkeeper, Fidelity Institutional Retirement Services Co. (“FIRSCO”).
The Plan allows for “catch-up contributions.” The catch-up contribution provision allows certain employees to make before-tax contributions over and above the IRS and Plan limits. In order to be eligible to make catch-up contributions, employees must be at least 50 years of age and must be contributing the IRC or Plan limit. The maximum catch-up contributions for the 2006 and 2005 Plan Years were $5,000 and $4,000, respectively. Catch-up contributions are not eligible for the Employers’ matching contribution (as described below).

UGI UTILITIES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
A participant will at all times be fully (100%) vested in the portion of his or her account attributable to participant contributions.
The Plan also accepts on behalf of any employee (i) the entire amount of cash received as a distribution from another qualified trust forming part of a plan described in section 401(a) of the IRC or from a “rollover” individual retirement plan described in section 408 of the IRC, but only if the deposit qualifies as a tax-free rollover as defined in section 402 or (ii) a direct transfer from another plan qualified under Section 401(a) of the IRC. The Plan accepts after-tax rollover contributions.
For each Plan year, each of the Employers may, at their discretion, make a contribution to the Plan equal to a percentage of participant before-tax and after-tax contributions, up to a total of 6% of compensation (as defined in the Plan document) for each eligible participant. In order to be entitled to the Employers’ contribution, a participant must either (i) be actively employed by any of the Employers, or on an excused leave of absence (as defined in the Plan document) on the last day of the Plan year or (ii) have retired, become disabled (as defined in the Plan), or died while an employee during the Plan year. Employers’ contributions for the 2006 Plan Year and the 2005 Plan Year, which were made in January 2007 and January 2006, respectively, were invested in accordance with participant investment elections in effect on the dates of the contributions. Effective January 1, 2007, the Employers began making discretionary weekly contributions to the Plan subject to the same 6% limit mentioned above in lieu of making discretionary contributions annually.
A participant is fully vested in the portion of his or her account attributable to Employers’ matching contributions as follows: 25% after two years of service; 50% after three years of service; 75% after four years of service; and 100% after five years of service. In addition, a participant is fully vested in the portion of his or her account attributable to Company contributions upon the attainment of normal retirement age (as defined in the Plan document), total disability (as defined by the Plan document) or death while in the employ of the Employers or an affiliated company. For Plan purposes, a participant will attain normal retirement age on the later of his or her 65th birthday or the fifth anniversary of his or her date of hire.
A participant who terminates employment before he or she is vested will forfeit nonvested amounts attributable to the Employers’ contributions. These forfeited amounts remain in the Plan and are available to reduce future Employer contributions. In the 2006 and 2005 Plan Years, $11,224 and $10,391, respectively, were forfeited from participants’ accounts and were later used to reduce the Employers’ contributions. As of December 31, 2006 and 2005, there were $20,996 and $19,674, respectively, of forfeitures remaining in the Plan.
Investment Funds. A participant may elect to have his or her funds invested in one or more investment funds. Generally, participants may transfer amounts between funds at any time with no limit. Participants may change their investment elections for future contributions at any time. Fidelity Management Trust Company is the Plan’s Trustee for all investment assets of the Plan and qualifies as a party of interest. References to “Fidelity” below refer to investment funds managed by Fidelity Management and Research Company (“FMR”).

UGI UTILITIES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
In 2004, the Company performed a review of the Plan’s investment strategies, funds offered, and fund expenses and determined that a simplified core group of funds combined with a self-directed brokerage option would help participants achieve their investment objectives at lower costs. As a result of that review, effective June 1, 2005, 26 of the 31 investment fund options offered at December 31, 2004 were discontinued and, effective February 1, 2005, 11 new fund options and a self-directed brokerage option were added.
Following are brief descriptions of the investment options available to participants and the strategies and objectives of each fund.
Money Market Fund
•	Vanguard Prime Money Market Fund — Institutional Class
This fund is an unaffiliated registered investment company mutual fund which primarily invests in high-quality, short-term money market instruments, including certificates of deposit, banker’s acceptances, commercial paper, and other money market instruments. The fund’s objective seeks to provide current income while maintaining a stable share price of $1.
Managed Income/Stable Investment Funds
•	Vanguard Retirement Savings Trust III
This unaffiliated unregistered stable value investment option primarily invests in high quality fixed income securities with financial backing from insurance companies and banks that enable it to seek to maintain a constant $1 per share net asset value. Investments are chosen based on credit quality, yield, maturity, and contract provisions. The objective is to provide a stable share price of $1 and current income consistent with bonds of two to three year average maturity. See Note 2 for discussion on accounting policies regarding this fund.
•	Fidelity Managed Income Portfolio II Fund (discontinued)
This fund is an unaffiliated commingled pool whose investments principally comprise investment contracts issued by insurance companies and financial institutions and certain types of fixed income securities. The fund’s objective is to preserve principal while earning interest income. As of May 31, 2007, any balance in this fund was transferred to the Vanguard Retirement Savings Trust III. See Note 2 for discussion on accounting policies regarding this fund.

UGI UTILITIES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
Fixed Income Funds
•	Fidelity U.S. Bond Index Fund
This fund is an unaffiliated registered investment company mutual fund that principally invests in bonds included in the Lehman Brothers Aggregate Bond Index. The fund’s objective is to provide investment results that correspond to the total returns of bonds in the Lehman Brothers Aggregate Bond Index.
Growth and Income Funds
•	Vanguard Institutional Index Fund
This fund is an unaffiliated registered investment company mutual fund which primarily invests in common stocks included in the Standard & Poor’s 500 Index (“S&P 500”), a widely recognized unmanaged index of 500 large capitalization U.S. common stocks. The fund’s objective is to seek long-term growth of capital and income from dividends.
•	Fidelity Equity Income Fund
This fund is an unaffiliated registered investment company mutual fund that principally invests in income-producing equity securities. The fund’s objective is to provide reasonable income while considering the potential for capital appreciation.
Growth Funds
•	Vanguard Extended Market Index Fund
This fund is an unaffiliated registered investment company mutual fund that primarily invests in a large sampling of stocks that match the characteristics of the Standard and Poor’s Completion Index, an unmanaged benchmark representing mid- and small-capitalization U.S. stocks. The Standard and Poor’s Completion Index contains all of the U.S. common stocks regularly traded on the New York and American Stock Exchanges and the Nasdaq over-the-counter market, except those included in the Standard and Poor’s 500 Index. The fund seeks to provide the potential for long-term growth of capital as it matches the performance and risk of the Standard and Poor’s Completion Index.

UGI UTILITIES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
•	Fidelity Magellan Fund
This fund is an unaffiliated registered investment company mutual fund that invests primarily in growth and/or value common stocks of domestic and foreign issuers. The fund seeks capital appreciation.
•	Fidelity Growth Company Fund
This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of domestic and foreign issuers that are expected to have above-average growth potential. The fund seeks capital appreciation.
International Funds
•	Fidelity Spartan International Index Fund
This fund is an unaffiliated registered investment company mutual fund which primarily invests in common stock of developed markets outside the United States and Canada. Common stocks included are those that are listed with the Morgan Stanley Capital International Europe, Australasia, Far East Index (“MSCI EAFE Index”). The fund’s objective is to provide investment results that correspond to the total returns of foreign stock markets.
Vanguard Target Retirement Funds
• Vanguard Target Retirement Income
• Vanguard Target Retirement 2005
• Vanguard Target Retirement 2015
• Vanguard Target Retirement 2025
• Vanguard Target Retirement 2035
• Vanguard Target Retirement 2045
These funds are unaffiliated registered investment company mutual funds that invest in a combination of Vanguard mutual funds according to an asset allocation strategy that becomes increasingly conservative over time as each fund’s target retirement date approaches. Within five to ten years after the respective fund’s targeted retirement date, the fund’s asset allocation should become similar to that of the Vanguard Target Retirement Income Fund. These funds’ investment objectives are to achieve current income and capital appreciation.

UGI UTILITIES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
Brokerage Link
•	Fidelity Brokerage Link
This option combines a self-directed brokerage account with the employee’s Savings Plan account. The objective of this investment option is to offer a broader or expanded menu of mutual funds beyond those offered by the Plan.
Employer Stock Fund
•	UGI Common Stock Fund
This fund invests principally in shares of UGI Corporation Common Stock. Participants in the fund do not individually own specific shares of UGI Corporation Common Stock but rather own units in the fund that invests in such shares and short-term investments. The value of a unit in the UGI Common Stock Fund was initially set at $10.00 and is recalculated daily by dividing the fair value of the fund’s assets (comprising shares of UGI Corporation Common Stock and temporary cash investments) by the total number of units outstanding. Generally, participant requests to redeem units from the UGI Common Stock Fund are processed on the day received if such request is received by Fidelity before the close of the New York Stock Exchange and provided that there are sufficient short-term investments in the fund for liquidity. In such case, the participant will receive the net asset value, or closing price for the units, calculated using the closing price for UGI Corporation Common Stock on the New York Stock Exchange for that day. However, on days of unusually heavy requests for sale, the UGI Common Stock Fund may not have sufficient short-term investments for liquidity. In such case, requests to sell units received before the close of the New York Stock Exchange may not be processed on that day at that date’s closing price but may be suspended until sufficient liquidity is restored. Units will be redeemed generally on a first-in, first-out basis at the closing price for the processing date. Loans, withdrawals and distributions from the UGI Common Stock Fund will be given priority over exchanges with other funds.
Distributions. The Plan benefit of a participant who terminates employment as a result of retirement or total disability as defined in the Plan document shall be equal to the proceeds of liquidation of 100% of the balance of his or her account. Participants may elect to receive their interest in the UGI Common Stock Fund in the form of shares of UGI Corporation Common Stock. The Plan benefit of a participant who terminates employment for reasons other than retirement or total disability shall be equal to the proceeds of liquidation of the vested portion of his or her account. Where the amount to be distributed exceeds $5,000, no distribution shall be made to any Plan participant prior to his or her normal retirement age (as defined in the Plan document) unless the participant elects to receive such distribution. Where the amount to be distributed does not exceed $5,000, a Plan participant’s benefit will be distributed as soon as practicable after the participant becomes entitled to receive a distribution.
A participant who continues to work past age 70 1/2 will receive a distribution upon termination of employment.

UGI UTILITIES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
Death. If a participant dies prior to receiving a distribution of his or her account, the participant’s designated beneficiary shall be entitled to receive a lump-sum distribution of the proceeds of liquidation of 100% of the vested portion of his or her account. Generally, the beneficiary may request a distribution of the participant’s account balance as soon as practicable following the date of the participant’s death. The beneficiary of a participant who is married at the time of the participant’s death will be the participant’s spouse, unless the participant designated another beneficiary and the spouse consented to such designation in accordance with procedures specified by the Plan document.
Withdrawals. Generally, a participant may withdraw up to 50% of the balance of his or her account attributable to after-tax contributions (including after-tax contributions that were matched by the Employer) at any time. However, the withdrawal must be in an amount of at least $250. If any portion of the amount withdrawn is attributable to contributions that were matched by the Employers, the participant’s participation in the Plan will be suspended for the three-month period following the withdrawal. No more than one withdrawal in any calendar year is permitted from each of the matched and unmatched portions of a participant’s after-tax contribution account.
A participant may withdraw before-tax contributions (and earnings attributable thereto credited as of December 31, 1988) and rollover contributions, only on account of financial hardship resulting from (i) medical expenses as defined in section 213(d) of the IRC; (ii) educational expenses for the next twelve months of post-secondary education of the participant, or his or her spouse, children or dependents; (iii) foreclosure on a primary residence; or (iv) costs directly related to the purchase of a primary residence. A hardship withdrawal will be permitted if the Plan Administrator determines that (i) the withdrawal is on account of an immediate and heavy financial need of the participant and (ii) the withdrawal is necessary to satisfy such financial need. A participant’s participation in the Plan is suspended for the six-month period following a hardship withdrawal.
While a participant is still employed by any of the Employers, withdrawals of amounts attributable to Employer’s contributions and post-1988 earnings on participant before-tax contributions are not permitted.
Loan Provision. The Plan includes an employee loan provision. Generally, at the time a loan is to be made, the amount of all loans to be outstanding may not exceed the lesser of (i) 50% of a participant’s before-tax and rollover account balances, or (ii) $50,000 less the highest balance of any loan during the prior twelve-month period. Each loan bears interest at a rate determined in accordance with generally prevailing market conditions for similar types of loans. The minimum loan amount is $1,000. The amount of the loan withdrawn from a participant’s account is allocated in proportion to the value of the participant’s salary deferral and rollover account balances in each investment fund. Repayments, including interest, are made in equal installments through payroll deductions and are allocated to participant accounts in accordance with current investment elections. No loan may have a final maturity in excess of five years except that, if the loan is used to purchase a principal residence for the participant, the loan may have a final maturity of up to ten years. No participant shall be permitted to have more than two loans outstanding at any one time.

UGI UTILITIES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
Administrative Expenses. Administrative expenses of the Plan are chargeable to the Plan unless paid for by the Employers. The Employers currently pay such expenses. Loan administration and withdrawal fees are paid by participants. Mutual fund expenses are paid to fund managers from mutual fund assets.
Plan Termination. Although it has not expressed any intent to do so, UGI Utilities has the right to terminate the Plan in whole or in part at any time for any reason. In the event of a complete or partial termination of the Plan, the affected participants will become fully vested in their account balances.
Plan Amendment. UGI Utilities may amend the Plan at any time for any reason by written action of its Board of Directors. Amendments required to comply with the IRC to maintain compliance with current laws or regulations or to correct errors or omissions in the Plan document, however, may be made by the Retirement Committee without Board approval.
Voting Rights of UGI Common Stock Fund Participants. A participant has the right to instruct the trustee of the Plan how to vote, at each meeting of shareholders, all shares of UGI Corporation Common Stock (including fractional shares) represented by the value of the participant’s interest in the UGI Common Stock Fund. A participant also has the right to direct the trustee of the Plan whether or not to tender shares in response to a tender offer.
2. Accounting Policies
Use of Estimates and Basis of Accounting. The accompanying financial statements are prepared on the accrual basis of accounting. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan Administrator to make estimates and assumptions that affect the reported amounts of net assets available for benefits and changes therein. Actual results could differ from these estimates.
Effective with our plan year ending December 31, 2006, we adopted Financial Accounting Standards Board Staff Position, FSP AAG INV-1 and SOP 94-4-1, Reporting of Fully Benefit Responsive Investment Contracts Held by Certain Investment Companies Subject to the AICPA Investment Company Guide and Defined-Contribution Health and Welfare Plans (the “FSP”). The FSP requires investment contracts held by a defined-contribution plan be reported at fair value. However, contract value is the relevant measurement attribute for that portion of the net assets available for benefits of a defined-contribution plan attributable to fully benefit-responsive investment contracts because contract value is the amount participants would receive if they were to initiate permitted transactions under the terms of the plan. In accordance with the provisions of the FSP, the Statement of Net Assets Available for Benefits presents the fair value of the investment contracts as well as the adjustment of the fully-benefit responsive investment contracts from fair value to contract value for all periods presented. The Statement of Changes in Net Assets Available for Benefits is prepared on a contract value basis. Certain other disclosures required by the FSP are presented in the financial statements and footnotes of each respective common collective trust.

UGI UTILITIES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
Investment Valuation and Income Recognition. As reported by Fidelity Management Trust Company, the Plan’s investments in registered investment company mutual funds are valued at quoted market prices, which represent the net asset value of shares held by the Plan at year-end. Participant loans are valued at their outstanding balances, which approximate fair value. Shares of UGI Common Stock included in the UGI Common Stock Fund are reflected at fair value based upon quoted market prices. The Plan’s interest in common collective trusts is reflected at fair value based on information reported by the investment advisor. The fair value of the common collective trusts is calculated by discounting the related cash flows based on current yields of similar investments with comparable durations.
Dividend income is recorded on the record date. Interest earned on investments is recorded on the accrual basis. Purchases and sales of securities are recorded on a trade date basis.
The Plan presents in the Statements of Changes in Net Assets Available for Benefits the net appreciation or depreciation in fair value of investments which consists of realized gains or losses and unrealized appreciation or depreciation in the fair value of those investments.
Distributions are made to Plan participants based upon the fair value of each participant’s investment account (except for investments of the Fidelity Managed Income Portfolio II Fund and Vanguard Retirement Savings Trust III for which distributions are based upon contract value and except for distributions from the UGI Common Stock Fund, to the extent not all shares are sold on the same date) as of the dates of the distribution. Distributions to participants are recorded when paid.
Transfers of participant balances represent amounts transferred to or from the AmeriGas Propane, Inc. Savings Plan and the UGI HVAC Enterprises, Inc. Savings Plan, which are affiliated plans.
Reclassifications. As described above, as a result of the adoption of the FSP which requires retroactive application for all periods presented, certain amounts in the Statement of Net Assets Available for Benefits at December 31, 2005 have been reclassified to present the adjustment from contract value to fair value for fully benefit-responsive investment contracts. The new presentation did not affect the total net assets available for benefits.

UGI UTILITIES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
3. Trust Investments
The components of trust investments by fund at December 31, 2006 and 2005 are as follows:

	December 31,
	2006		2005
Mutual Funds:
Fidelity U.S. Bond Index Fund (shares — 357,265 and 326,064, respectively)	$3,879,897		$3,554,102

Fidelity Equity Income Fund (shares — 236,834 and 218,966, respectively)	13,866,631	*	11,557,023	*

Fidelity Magellan Fund (shares — 181,052 and 145,402, respectively)	16,207,781	*	15,476,581	*

Fidelity Growth Company Fund (shares — 65,916 and 57,243, respectively)	4,594,987		3,642,382

Vanguard Institutional Index Fund (shares — 78,358 and 74,059, respectively)	10,154,461	*	8,443,510	*

Vanguard Prime Money Market Fund (shares — 5,270,030 and 4,372,177, respectively)	5,270,030		4,372,177

Vanguard Target Retirement Income Fund (shares — 27,873 and 25,293, respectively)	298,244		264,058

Vanguard Target Retirement 2005 Fund (shares — 12,665 and 10,288, respectively)	145,269		112,457

Vanguard Target Retirement 2015 Fund (shares — 478,980 and 321,608, respectively)	5,968,091	*	3,685,622

Vanguard Target Retirement 2025 Fund (shares — 350,370 and 244,392, respectively)	4,568,823		2,876,489

Vanguard Target Retirement 2035 Fund (shares — 80,277 and 47,798, respectively)	1,113,448		585,998

Vanguard Target Retirement 2045 Fund (shares — 20,050 and 10,496, respectively)	287,121		131,929

Vanguard Extended Market Index Fund (shares — 178,614 and 172,341, respectively)	6,914,161	*	5,909,575	*

Fidelity Spartan International Index Fund (shares — 99,070 and 75,183, respectively)	4,372,940		2,686,292

Fidelity Brokerage Link (shares — 4,714,657 and 3,277,842, respectively)	4,714,657		3,277,842

Common Collective Trusts:
Fidelity Managed Income Portfolio II Fund (shares — 2,528,204 and and 6,236,947, respectively)	2,498,250		6,145,523	*

Vanguard Retirement Savings Trust III (shares — 9,111,835 and 4,245,123, respectively)	9,024,991	*	4,189,869

UGI Common Stock Fund
UGI Corporation Unitized Stock Fund (units — 515,016 and 495,162, respectively)	17,551,743	*	12,829,660	*
Dividends receivable	109,559		102,863

	17,661,302		12,932,523

Total trust investments — fair value	$111,541,083		$89,843,952

Total trust investments — cost	$97,688,540		$82,085,780

* — Investment represents five percent or more of net assets available for benefits.
The net appreciation (depreciation) in fair value of investments during the years ended December 31, 2006 and 2005 by major investment category follows:

	Years ended December 31,
	2006	2005

Registered investment company funds	$3,062,190	$2,250,812
UGI Common Stock Fund	4,009,102	(438,191)

Total net appreciation in fair value	$7,071,292	$1,812,621

UGI UTILITIES, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
During the 2006 and 2005 Plan Years, the Plan purchased, at market prices, 40,660 and 33,536 shares (which reflects UGI’s 2 for 1 Common Stock split that occurred in May 2005) of UGI Corporation Common Stock directly from UGI Corporation for $948,983 and $796,848, respectively.
The investments of the separate investment funds are exposed to various risks such as interest rate, market and credit risk. The degree and concentration of these risks vary by fund. Due to the level of risk associated with the separate investment funds, it is reasonably possible that changes in risk in the near term could materially affect participants’ account balances and the amounts reported in the Statements of Net Assets Available for Benefits and the Statements of Changes in Net Assets Available for Benefits.
4. Recently Issued Accounting Pronouncements
In September 2006, the Financial Accounting Standards Board issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, sets out a framework for measuring fair value and requires additional disclosures about fair value measurements. SFAS 157 applies to fair value measurements already required or permitted by existing standards. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Management is currently evaluating the impact, if any, of the provisions of SFAS 157.
5. Federal Income Tax Status
On December 6, 2002, the Internal Revenue Service issued a favorable determination letter concerning the qualified status of the Plan in effect as of November 27, 2002 under Section 401(a) of the IRC. The Plan Administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. No U.S. income taxes are required to be paid by the trust created under the Plan (the “Trust”) and participants are not taxed on Employers’ contributions to the Trust or income earned by the Trust. When a participant, or his or her beneficiary or estate, receives a distribution under the Plan, the taxability of the value of such distribution depends on the form and time of payment.

UGI UTILITIES, INC.
SAVINGS PLAN
Item 4(i) — SCHEDULE OF ASSETS (HELD AT END OF YEAR)

	December 31, 2006
	Number of
	Shares or
	Principal		Current
Name of Issuer and Title of Issue	Amount	Cost	Value

Mutual Funds:
FIDELITY U.S. BOND INDEX FUND (2)	357,265 shrs	$3,942,535	$3,879,897
FIDELITY EQUITY INCOME FUND (1) (2)	236,834 shrs	11,400,102	13,866,631
FIDELITY MAGELLAN FUND (1) (2)	181,052 shrs	17,511,762	16,207,781
FIDELITY GROWTH COMPANY FUND (2)	65,916 shrs	4,048,807	4,594,987
VANGUARD INSTITUTIONAL INDEX FUND (1) (2)	78,358 shrs	8,705,213	10,154,461
VANGUARD PRIME MONEY MARKET FUND (2)	5,270,030 shrs	5,270,030	5,270,030
VANGUARD TARGET RETIREMENT INCOME FUND (2)	27,873 shrs	293,691	298,244
VANGUARD TARGET RETIREMENT 2005 FUND (2)	12,665 shrs	139,102	145,269
VANGUARD TARGET RETIREMENT 2015 FUND (1) (2)	478,980 shrs	5,566,692	5,968,091
VANGUARD TARGET RETIREMENT 2025 FUND (2)	350,370 shrs	4,168,115	4,568,823
VANGUARD TARGET RETIREMENT 2035 FUND (2)	80,277 shrs	1,009,010	1,113,448
VANGUARD TARGET RETIREMENT 2045 FUND (2)	20,050 shrs	255,443	287,121
VANGUARD EXTENDED MARKET INDEX FUND (1) (2)	178,614 shrs	5,734,589	6,914,161
FIDELITY SPARTAN INTERNATIONAL INDEX FUND (2)	99,070 shrs	3,437,094	4,372,940
FIDELITY BROKERAGE LINK (2)	4,714,657 shrs	4,288,141	4,714,657

Total Mutual Funds		75,770,326	82,356,541

Common Collective Trusts:
FIDELITY MANAGED INCOME PORTFOLIO II FUND (2)	2,528,204 shrs	2,528,204	2,528,204
VANGUARD RETIREMENT SAVINGS TRUST III (1) (2)	9,111,835 shrs	9,111,835	9,111,835

Total Common Collective Trusts		11,640,039	11,640,039

UGI COMMON STOCK FUND (1) (2)
UGI Corporation Unitized Stock Fund	515,016 units	10,168,616	17,551,743
Dividends receivable	$109,559	109,559	109,559

		10,278,175	17,661,302

PARTICIPANT LOANS
Loan principal outstanding (5.0% - 11.5%) (2) (3)		—	2,381,532

Total — all funds		$97,688,540	$114,039,414

(1)	Investment represents 5% or more of the net assets available for benefits.

(2)	Party in interest.

(3)	Range of interest rates for loans outstanding as of December 31, 2006

AMERIGAS PROPANE, INC.
SAVINGS PLAN
EIN #23-2786294 PLAN NUMBER 002
FINANCIAL STATEMENTS
for the years ended December 31, 2006 and 2005

AMERIGAS PROPANE, INC.
SAVINGS PLAN

Page(s)

Report of Independent Registered Public Accounting Firm	2

Financial Statements:

Statements of Net Assets Available for Benefits at December 31, 2006 and 2005	3

Statements of Changes in Net Assets Available for Benefits for the years ended December 31, 2006 and 2005	4

Notes to Financial Statements	5 - 16

Item 4(i) — Schedule of Assets (Held at End of Year)	17

All other schedules to be filed with the Department of Labor in accordance with the Employee Retirement Income Security Act of 1974 are not applicable and have been omitted.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Participants and Plan Administrator of
AmeriGas Propane, Inc. Savings Plan
We have audited the accompanying statements of net assets available for benefits of AmeriGas Propane, Inc. Savings Plan as of December 31, 2006 and 2005, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of AmeriGas Propane, Inc. Savings Plan as of December 31, 2006 and 2005, and changes in its net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States.
As discussed in Note 2 to the financial statements, the Plan changed its method of valuing investment contracts from contract value to fair value as required by a recent accounting pronouncement.
Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held at end of year is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.
/s/ Morison Cogen LLP
Bala Cynwyd, Pennsylvania
June 26, 2007

AMERIGAS PROPANE, INC.
SAVINGS PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

	December 31,
	2006	2005

Investments (Note 3)	$210,573,362	$187,667,971

Loans to participants	4,489,092	4,563,331

Net assets available for benefits at fair value	215,062,454	192,231,302

Adjustments from fair value to contract value for interest in common collective trusts relating to fully benefit-responsive investment contracts	249,596	309,725

Net assets available for benefits	$215,312,050	$192,541,027

See accompanying notes to financial statements.

AMERIGAS PROPANE, INC.
SAVINGS PLAN
STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

	Year Ended December 31,
	2006	2005

Participants’ contributions	$11,879,987	$10,312,761
Participants’ rollover contributions	275,438	639,066
Company contributions	6,548,456	6,433,048

Investment income:
Dividends	13,753,759	5,703,173
Net appreciation in value of investments	10,242,344	4,124,967
Administration fees	(43,186)	(46,108)
Other, primarily interest on loans	283,896	249,392
Net transfers of participants’ balances	135,036	(1,200,491)
Distributions to participants	(20,304,707)	(19,503,322)

Net increase	22,771,023	6,712,486

Net assets available for benefits — beginning of year	192,541,027	185,828,541

Net assets available for benefits — end of year	$215,312,050	$192,541,027

See accompanying notes to financial statements.

AMERIGAS PROPANE, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
1. Description of the Plan
The following brief description of the AmeriGas Propane, Inc. Savings Plan (“Plan”) provides general information on the provisions of the Plan in effect on December 31, 2006 and during the periods covered by the financial statements. More complete information is included in the Plan document.
General. The Plan is a defined contribution plan covering employees of AmeriGas Propane, Inc. (a Pennsylvania corporation, hereinafter referred to as “the Company”). Employees are eligible upon hire to participate in the Plan. The Plan also holds assets of certain defined contribution pension plans that were terminated in prior years and were merged into the Plan. Such assets include what is referred to as the “Pension Account” and “Predecessor Pension Rollover Account” and do not impact the general provisions of the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan is administered by the AmeriGas Propane, Inc. Benefits Committee (“Plan Administrator”), whose members are appointed by the President of the Company and subject to approval by the Compensation/Pension Committee of the Company’s Board of Directors.
Contributions. A participant may elect to contribute to the Plan on a before-tax basis through payroll reduction an amount equal to from 1% to 50%, in whole percentages, of eligible compensation. Calendar year contribution amounts are subject to limits prescribed by the Internal Revenue Code (“IRC”). For the 2006 and 2005 Plan Years, the IRC before-tax contribution limits were $15,000 and $14,000, respectively. A participant may increase, reduce or suspend his or her contributions at any time by contacting Fidelity Institutional Retirement Services Co. (“FIRSCO”).
The Plan allows for “catch-up contributions”. The catch-up contribution provision allows certain employees to make before-tax contributions over and above the IRS and Plan limits. In order to be eligible to make catch-up contributions, employees must be at least 50 years of age before the end of the calendar year and must be contributing the IRC or Plan limit. The maximum catch-up contribution for the 2006 Plan Year and 2005 Plan Year was $5,000 and $4,000, respectively. Catch-up contributions are not eligible for the Company matching contribution (as described below).
The Plan also accepts on behalf of any employee (i) the entire amount of cash received as a distribution from another qualified trust forming part of a plan described in Section 401(a) of the IRC or from a “rollover” individual retirement plan described in Section 408 of the IRC, but only if the deposit qualifies as a tax free rollover as defined in section 402 or (ii) a direct transfer from another plan qualified under Section 401(a) of the IRC. The Plan accepts rollovers from after-tax contributions.
Generally the Company shall contribute to the Plan an amount equal to 100% of contributions made by each eligible participant for each payroll period up to a total of 5% of the participant’s eligible compensation for each such payroll period. A participant will be eligible to receive matching contributions after he or she has completed a year of service as defined in the Plan document.

AMERIGAS PROPANE, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
The Company may also make profit-sharing contributions for each Plan year, out of its net profits, as shall be determined by its Board of Directors, in its sole discretion, to all eligible participants. A participant will be eligible to receive profit sharing contributions if he or she (i) has completed one year of service with the Company or an affiliate; (ii) was not eligible to participate in the AmeriGas Propane, Inc. Supplemental Executive Retirement Plan as of the last day of a Plan year; and (iii) either (a) remained in the employ of the Company through the end of the Plan year as of which such contribution is to be allocated; (b) retired, experienced total disability (as defined in the Plan document), or died while in service during the Plan year; or (c) was on an excused absence (as defined in the Plan document) at the end of the Plan year. Subject to certain limitations, the profit sharing contribution to be credited to a participant’s account shall be allocated as of the last day of the Plan year by dividing the total amount of such contribution by the number of eligible Plan participants. No such amounts were contributed to the Plan in respect of the 2006 Plan Year or the 2005 Plan Year.
Any participant who (i) was a participant in the former Retirement Income Plan for Employees of AP Propane, Inc. as of December 31, 1988; and (ii) had attained the age of 50 as of that date, is entitled to an additional contribution as of the last day of each Plan year as follows:

Age as of	Percentage of
December 31, 1988	Eligible Compensation

50 to 54	2%
55 to 59	3%
60 and over	4%
All contributions are invested in accordance with participant investment elections in effect on the dates of the contributions.
A participant will at all times be fully (100%) vested in the portion of his or her account attributable to the following sources: (i) Predecessor Account; (ii) Predecessor Pension Rollover Account; (iii) Rollover/Dollar Builder Account; (vi) Rollover ESOP Account; (v) Salary Deferral Account; (vi) the Voluntary Participant Contribution Account; and (vii) the After-Tax Rollover Account, each as defined in the Plan document. A participant is vested in the portion of his or her account attributable to Company contributions as follows: 25% after two years of service; 50% after three years of service; 75% after four years of service; and 100% after five years of service. In addition, a participant is fully vested in the portion of his or her account attributable to Company contributions upon the attainment of normal retirement age (as defined in the Plan document), the attainment of early retirement age (as defined in the Plan document), total disability (as defined in the Plan document) or death while in the employ of the Company or an affiliated company. For Plan purposes, a participant will attain normal retirement age on the later of his or her 65th birthday or the fifth anniversary of his or her date of hire with the Company or an affiliate. A participant will attain early retirement age on or after his attainment of age 55 and the completion of 10 years of service with the Company or an affiliate.

AMERIGAS PROPANE, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
A participant who terminates employment before he or she is fully vested will forfeit nonvested amounts attributable to Company contributions. These forfeited amounts remain in the Plan and are available to reduce future Company contributions. For the 2006 Plan Year and 2005 Plan Year, forfeitures of $980,274 and $286,590, respectively, were used to reduce Company contributions. During the 2006 Plan Year and 2005 Plan Year, $466,673 and $840,848, respectively, were forfeited from participant accounts. As of December 31, 2006 and 2005, there were $218,401 and $720,399, respectively, of forfeitures remaining in the Plan.
Investment Funds. A participant may elect to have his or her funds invested in one or more investment funds. Generally, participants may transfer amounts between funds at any time with no limit. Participants may change their investment elections for future contributions at any time. Fidelity Management Trust Company is the Plan’s trustee for all investment assets of the Plan and qualifies as a party in interest. References to “Fidelity” below refer to investment funds managed by Fidelity Management and Research Company (“FMR”).
In 2004, the Company performed a review of the Plan’s investment strategies, funds offered, and fund expenses and determined that a simplified core group of funds combined with a self-directed brokerage option would help participants achieve their investment objectives at lower costs. As a result of that review, effective June 1, 2005, 26 of the 31 investment fund options offered at December 31, 2004 were discontinued and, effective February 1, 2005, 11 new fund options and a self-directed brokerage option were added.
Following are brief descriptions of the investment options available to participants and the strategies and objectives of each fund.
Money Market Fund
•	Vanguard Prime Money Market Fund — Institutional Class
This fund is an unaffiliated registered investment company mutual fund which primarily invests in high-quality, short-term money market instruments, including certificates of deposit, banker’s acceptances, commercial paper, and other money market instruments. The fund’s objective seeks to provide current income while maintaining a stable share price of $1.
Managed Income/Stable Investment Funds
•	Vanguard Retirement Savings Trust III
This unaffiliated unregistered stable value investment option primarily invests in high quality fixed income securities with financial backing from insurance companies and banks that enable it to seek to maintain a constant $1 per share net asset value. Investments are chosen based on credit quality, yield, maturity, and contract provisions. The objective is to provide a stable share price of $1 and current income consistent with bonds of two to three year average maturity. See Note 2 for discussion on accounting policies regarding this fund.

AMERIGAS PROPANE, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
•	Fidelity Managed Income Portfolio II Fund (discontinued)
This fund is an unaffiliated commingled pool whose investments principally comprise of investment contracts issued by insurance companies and financial institutions and certain types of fixed income securities. The fund’s objective is to preserve principal while earning interest income. As of May 31, 2007, any balance in this fund was transferred to the Vanguard Retirement Savings Trust III. See Note 2 for discussion on accounting policies regarding this fund.
Fixed Income Funds
•	Fidelity U.S. Bond Index Fund
This fund is an unaffiliated registered investment company mutual fund that principally invests in bonds included in the Lehman Brothers Aggregate Bond Index. The fund’s objective is to provide investment results that correspond to the total returns of bonds in the Lehman Brothers Aggregate Bond Index.
Growth and Income Funds
•	Vanguard Institutional Index Fund
This fund is an unaffiliated registered investment company mutual fund which primarily invests in common stocks included in the Standard & Poor’s 500 Index (“S&P 500”), a widely recognized unmanaged index of 500 U.S. common stocks. The fund’s objective is to seek long-term growth of capital and income from dividends.
•	Fidelity Equity Income Fund
This fund is an unaffiliated registered investment company mutual fund that principally invests in income-producing equity securities. The fund’s objective is to provide reasonable income while considering the potential for capital appreciation.

AMERIGAS PROPANE, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
Growth Funds
•	Vanguard Extended Market Index Fund
This fund is an unaffiliated registered investment company mutual fund that primarily invests in a large sampling of stocks that match the characteristics of the Standard and Poor’s Completion Index, an unmanaged benchmark representing mid- and small-capitalization U.S. stocks. The Standard and Poor’s Completion Index contains all of the U.S. common stocks regularly traded on the New York and American Stock Exchanges and the Nasdaq over-the-counter market, except those included in the Standard and Poor’s 500 Index. The fund seeks to provide the potential for long-term growth of capital as it matches the performance and risk of the Standard and Poor’s Completion Index.
•	Fidelity Magellan Fund
This fund is an unaffiliated registered investment company mutual fund that invests primarily in growth and/or value common stocks of domestic and foreign issuers. The fund seeks capital appreciation.
•	Fidelity Growth Company Fund
This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of domestic and foreign issuers that are expected to have above-average growth potential. The fund seeks capital appreciation.
International Funds
•	Fidelity Spartan International Index Fund
This fund is an unaffiliated registered investment company mutual fund which primarily invests in common stock of developed markets outside the United States and Canada. Common stocks included are those that are listed with the Morgan Stanley Capital International Europe, Australasia, Far East Index (“MSCI EAFE Index”). The fund’s objective is to provide investment results that correspond to the total returns of foreign stock markets.
Vanguard Target Retirement Funds
• Vanguard Target Retirement Income
• Vanguard Target Retirement 2005
• Vanguard Target Retirement 2015
• Vanguard Target Retirement 2025
• Vanguard Target Retirement 2035
• Vanguard Target Retirement 2045
These funds are unaffiliated registered investment company mutual funds that invest in a combination of Vanguard mutual funds according to an asset allocation strategy that becomes increasingly conservative over time as each fund’s target retirement date approaches. Within five to ten years after the respective fund’s targeted retirement date, the fund’s asset allocation should become similar to that of the Vanguard Target Retirement Income Fund. These funds’ investment objectives are to achieve current income and capital appreciation.

AMERIGAS PROPANE, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
Brokerage Link
•	Fidelity Brokerage Link
This option combines a self-directed brokerage account with the employee’s Savings Plan account. The objective of this investment option is to offer a broader or expanded menu of mutual funds beyond those offered by the Plan.
Employer Stock Fund
•	UGI Common Stock Fund
This fund invests principally in shares of UGI Corporation Common Stock. Participants in the fund do not individually own specific shares of UGI Corporation Common Stock but rather own units in the fund that invests in such shares and short-term investments. The value of a unit in the UGI Common Stock Fund was initially set at $10.00 and is recalculated daily by dividing the fair value of the fund’s assets (comprising shares of UGI Corporation Common Stock and temporary cash investments) by the total number of units outstanding. Generally, participant requests to redeem units from the UGI Common Stock Fund are processed on the day received if such request is received by Fidelity before the close of the New York Stock Exchange and provided that there are sufficient short-term investments in the fund for liquidity. In such case, the participant will receive the net asset value, or closing price for the units, calculated using the closing price for UGI Corporation Common Stock on the New York Stock Exchange for that day. However, on days of unusually heavy requests for sale, the UGI Common Stock Fund may not have sufficient short-term investments for liquidity. In such case, requests to sell units received before the close of the New York Stock Exchange may not be processed on that day at that date’s closing price but may be suspended until sufficient liquidity is restored. Units will be redeemed generally on a first-in, first-out basis at the closing price for the processing date. Loans, withdrawals and distributions from the UGI Common Stock Fund will be given priority over exchanges with other funds.
Distributions. The Plan benefit of a participant who terminates employment as a result of retirement, death or total disability, as defined by the Plan document, shall be equal to the proceeds of liquidation of 100% of the balance of his or her account. Participants may elect to receive their interest in the UGI Common Stock Fund in the form of shares of UGI Corporation Common Stock. The Plan benefit of a participant who terminates employment for reasons other than retirement, death or total disability shall be equal to the proceeds of liquidation of the vested portion of his or her account.

AMERIGAS PROPANE, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
Distributions will generally be made in the form of a lump sum. If the value of a participant’s account exceeds $1,000 and the participant is married, the participant’s Pension Account and Predecessor Pension Rollover Account will be distributed in the form of a joint and survivor annuity. Under a joint and survivor annuity, the participant will receive a monthly benefit for his or her lifetime and upon the participant’s death, the participant’s surviving spouse, if any, will receive a monthly benefit equal to 50% of the benefit the participant was receiving. If the value of the participant’s account exceeds $1,000 and the participant is not married, the participant’s Pension Account and Predecessor Pension Rollover Account will be distributed in the form of a single life annuity. In lieu of a joint and survivor annuity or a single life annuity, a participant may generally elect to receive his or her Pension Account and Predecessor Pension Rollover Account in the form of (i) a lump sum; (ii) a single life annuity; (iii) a joint and survivor annuity with 50% or 100% of the participant’s monthly payments continuing, after the participant’s death, for the life of the participant’s beneficiary; or (iv) installments over 5 or 10 years, as elected by the participant. Any such election will be subject to spousal consent, if applicable.
Where the amount to be distributed exceeds $1,000, no distribution shall be made to any Plan participant prior to his or her normal retirement age unless the participant elects to receive such distribution. Where the amount to be distributed does not exceed $1,000 a Plan participant’s benefit will be distributed as soon as practicable after the participant becomes entitled to receive a distribution from the Plan.
Distributions must generally be made as soon as practicable after the participant reaches the normal retirement age as defined in the Plan Document.
Death. If a participant dies prior to receiving a distribution of his or her account, the participant’s designated beneficiary shall be entitled to receive a lump-sum distribution of the proceeds of liquidation of 100% of the vested portion of his or her account. Generally, the beneficiary may request a distribution of the participant’s account balance as soon as practicable following the date of the participant’s death. The beneficiary of a participant who is married at the time of the participant’s death will be the participant’s spouse, unless the participant designated another beneficiary and the spouse consented to such designation in accordance with procedures specified by the Plan document.
Death benefits are generally paid in the form of a lump sum. Death benefits payable to a spouse from the Pension Account and the Predecessor Pension Rollover Account are paid in the form of a single life annuity unless the spouse elects a lump sum distribution.
Withdrawals. Generally, a participant may withdraw up to 50% of the balance of his or her account attributable to previously permitted after-tax contributions (including after-tax contributions that were matched by the Company) at any time. However, the withdrawal must be in an amount of at least $250. No more than one withdrawal is permitted in any calendar year.
A participant may withdraw once per calendar year up to 100% of amounts attributable to participation in certain “predecessor plans” and rollover contributions from other 401(a) or individual retirement plan accounts, however the amount must be at least $500 or, if less, the total value of the applicable account.

AMERIGAS PROPANE, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
A participant may withdraw before-tax contributions (and earnings attributable thereto credited as of December 31, 1988) only on account of financial hardship resulting from (i) medical expenses as defined in section 213(d) of the IRC; (ii) educational expenses for the next twelve months of post-secondary education of the participant, or his or her spouse, children or dependents; (iii) foreclosure on or eviction from a primary residence; (iv) costs directly related to the purchase of a primary residence; (v) payments for burial or funeral expenses of the participant’s parent, spouse, children, or dependents; or (vi) expenses for the repair of damages on a primary residence as defined in section 165 of the IRC. A hardship withdrawal will be permitted if the Plan Administrator determines that (i) the withdrawal is on account of an immediate and heavy financial need of the participant and (ii) the withdrawal is necessary to satisfy such financial need.
While a participant is still employed by the Company, withdrawals of amounts attributable to Company contributions, and post-1988 earnings on participant before-tax contributions, are not permitted.
Loan Provision. The Plan includes an employee loan provision. Generally, at the time a loan is to be made, the amount of all loans to be outstanding may not exceed the lesser of (i) 50% of a participant’s Rollover Dollar Builder Account, After-Tax Rollover account and Salary Deferral Account less the amount of all loans outstanding at the time a new loan is made, or (ii) $50,000 less the excess of the highest balance of all loans during the prior twelve month period. Each loan bears interest at a rate determined in accordance with generally prevailing market conditions for similar types of loans. The minimum loan amount is $1,000. The amount of the loan withdrawn from a participant’s account is allocated in proportion to the value of the participant’s salary deferral and rollover account balances in each investment fund. Repayments, including interest, are made in equal installments through payroll deductions and are allocated to participant accounts in accordance with current investment elections. No loan may have a final maturity in excess of five years except that, if the loan is used to purchase a principal residence for the participant, the loan may have a final maturity of up to ten years. No participant shall be permitted to have more than two loans outstanding at any one time.
Administrative Expenses. Administrative expenses of the Plan are chargeable to the Plan unless paid for by the Company. The Company currently pays such expenses. Loan administration fees are paid by participants. Mutual fund expenses are paid to fund managers from mutual fund assets.
Plan Termination. Although it has not expressed any intent to do so, the Company has the right to terminate the Plan in whole or in part at any time for any reason. In the event of a complete or partial termination of the Plan, the affected participants will become fully vested in their account balances.
Plan Amendment. The Company may amend the Plan at any time for any reason by written action of its Board of Directors. Amendments required to comply with the IRC to maintain compliance with current laws or regulations, or to correct errors or omissions in the Plan document, however, may be made by the AmeriGas Propane, Inc Benefits Committee and reported to the Board of Directors.

AMERIGAS PROPANE, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
Voting Rights of UGI Common Stock Fund Participants. A participant has the right to instruct the trustee of the Plan how to vote, at each meeting of shareholders, all shares of UGI Corporation Common Stock (including fractional shares) represented by the value of the participant’s interest in the UGI Common Stock Fund. A participant also has the right to direct the trustee of the Plan whether or not to tender shares in response to a tender offer.
2. Accounting Policies
Use of Estimates and Basis of Accounting. The accompanying financial statements are prepared on the accrual basis of accounting. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan Administrator to make estimates and assumptions that affect the reported amounts of net assets available for benefits and changes therein. Actual results could differ from these estimates.
Effective with our plan year ending December 31, 2006, we adopted Financial Accounting Standards Board Staff Position, FSP AAG INV-1 and SOP 94-4-1, Reporting of Fully Benefit Responsive Investment Contracts Held by Certain Investment Companies Subject to the AICPA Investment Company Guide and Defined-Contribution Health and Welfare Plans (the “FSP”). The FSP requires investment contracts held by a defined-contribution plan be reported at fair value. However, contract value is the relevant measurement attribute for that portion of the net assets available for benefits of a defined-contribution plan attributable to fully benefit-responsive investment contracts because contract value is the amount participants would receive if they were to initiate permitted transactions under the terms of the plan. In accordance with the provisions of the FSP, the Statement of Net Assets Available for Benefits presents the fair value of the investment contracts as well as the adjustment of the fully-benefit responsive investment contracts from fair value to contract value for all periods presented. The Statement of Changes in Net Assets Available for Benefits is prepared on a contract value basis. Certain other disclosures required by the FSP are presented in the financial statements and footnotes of each respective common collective trust.
Investment Valuation and Income Recognition. As reported by Fidelity Management Trust Company, the Plan’s investments in registered investment company mutual funds are valued at quoted market prices, which represent the net asset value of shares held by the Plan at year-end. Participant loans are valued at their outstanding balances, which approximate fair value. Shares of UGI Common Stock included in the UGI Common Stock Fund are reflected at fair value based upon quoted market prices. The Plan’s interest in common collective trusts is reflected at fair value based on information reported by the investment advisor. The fair value of the common collective trusts is calculated by discounting the related cash flows based on current yields of similar investments with comparable durations.
Dividend income is recorded on the record date. Interest earned on investments is recorded on the accrual basis. Purchases and sales of securities are recorded on a trade date basis.
The Plan presents in the Statements of Changes in Net Assets Available for Benefits the net appreciation (depreciation) in fair value of investments that consists of realized gains or losses and unrealized appreciation (depreciation) in the fair value of those investments.

AMERIGAS PROPANE, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
Distributions are made to Plan participants based upon the fair value of each participant’s investment account (except for investments of the Fidelity Managed Income Portfolio II Fund and Vanguard Retirement Savings Trust III for which distributions are based upon contract value and except for distributions from the UGI Common Stock Fund, to the extent not all shares are sold on the same date) as of the dates of distribution. Distributions to participants are recorded when paid.
Transfers of participant balances represent amounts transferred to or from the UGI Utilities, Inc. Savings Plan and the UGI HVAC Enterprises, Inc. Savings Plan, which are affiliated plans.
Reclassifications. As described above, as a result of the adoption of the FSP which requires retroactive application for all periods presented, certain amounts in the Statement of Net Assets Available for Benefits at December 31, 2005 have been reclassified to present the adjustment from contract value to fair value for fully benefit-responsive investment contracts. The new presentation did not affect the total net assets available for benefits.

AMERIGAS PROPANE, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
3. Trust Investments
The components of trust investments by fund at December 31, 2006 and 2005 are as follows:

	December 31,
	2006		2005
Mutual Funds:
Fidelity U.S. Bond Index Fund (shares — 801,272 and 787,559, respectively)	$8,701,810		$8,584,396

Fidelity Equity Income Fund (shares — 460,552 and 443,988, respectively)	26,965,335	*	23,433,705	*

Fidelity Magellan Fund (shares — 362,351 and 304,855, respectively)	32,437,623	*	32,448,762	*

Fidelity Growth Company Fund (shares — 174,145 and 171,632, respectively)	12,139,661	*	10,920,931	*

Vanguard Institutional Index Fund (shares — 147,806 and 152,131, respectively)	19,154,238	*	17,344,469	*

Vanguard Prime Money Market Fund (shares — 18,455,743 and 18,133,238, respectively)	18,455,743	*	18,133,238	*

Vanguard Target Retirement Income Fund (shares — 44,415 and 43,237, respectively)	475,245		451,391

Vanguard Target Retirement 2005 Fund (shares — 192,372 and 193,636, respectively)	2,206,504		2,116,444

Vanguard Target Retirement 2015 Fund (shares — 824,386 and 736,779, respectively)	10,271,848		8,443,490

Vanguard Target Retirement 2025 Fund (shares — 793,817 and 731,251, respectively)	10,351,379		8,606,824

Vanguard Target Retirement 2035 Fund (shares — 252,903 and 215,104, respectively)	3,507,771		2,637,178

Vanguard Target Retirement 2045 Fund (shares — 75,898 and 59,729, respectively)	1,086,855		750,787

Vanguard Extended Market Index Fund (shares — 273,173 and 287,950, respectively)	10,574,538		9,873,807	*

Fidelity Spartan International Index Fund (shares — 167,517 and 147,746, respectively)	7,394,207		5,278,981

Fidelity Brokerage Link (shares — 2,380,747 and 1,654,600, respectively)	2,380,747		1,654,601

Common Collective Trusts:
Fidelity Managed Income Portfolio II Fund (shares — 4,329,918 and 11,837,852, respectively)	4,278,617		11,664,328	*

Vanguard Retirement Savings Trust III (shares — 20,805,379 and 10,464,187, respectively)	20,607,084	*	10,327,985	*

UGI Common Stock Fund
UGI Corporation Unitized Stock Fund (units — 571,272 and 574,496, respectively)	19,463,223	*	14,879,444	*
Dividends receivable	120,934		117,209

	19,584,157		14,996,653

Total trust investments — fair value	$210,573,362		$187,667,971

Total trust investments — cost	$189,305,292		$174,286,064

* — Investment represents five percent or more of net assets available for benefits.
The net appreciation (depreciation) in fair value of investments during the years ended December 31, 2006 and 2005 by major investment category follows:

	Years ended December 31,
	2006	2005
Registered investment company funds	$5,537,695	$4,424,284
UGI Common Stock Fund	4,704,649	(299,317)

Total net appreciation in fair value	$10,242,344	$4,124,967

AMERIGAS PROPANE, INC.
SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
During the 2006 and 2005 Plan Years, the Plan purchased, at market prices, 78,991 and 69,124 shares (which reflects UGI’s 2-for-1 stock split that occurred in May 2005) of UGI Corporation Common Stock directly from UGI Corporation for $1,876,549 and $1,679,736, respectively.
The investments of the separate investment funds are exposed to various risks such as interest rate, market and credit risk. The degree and concentration of these risks vary by fund. Due to the level of risk associated with the separate investment funds, it is reasonably possible that changes in risk in the near term could materially affect participants’ account balances in the amounts reported in the Statements of Net Assets Available for Benefits and the Statements of Changes in Net Assets Available for Benefits.
4. Recently Issued Accounting Pronouncement
In September 2006, the Financial Accounting Standards Board issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, sets out a framework for measuring fair value and requires additional disclosures about fair value measurements. SFAS 157 applies to fair value measurements already required or permitted by existing standards. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Management is currently evaluating the impact, if any, of the provisions of SFAS 157.
5. Federal Income Tax Status
On December 6, 2002, the Internal Revenue Service issued a favorable determination letter concerning the qualified status of the Plan in effect as of November 27, 2002 under Section 401(a) of the IRC. The Plan Administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. No U.S. income taxes are required to be paid by the trust created under the Plan (the Trust) and participants are not taxed on Company contributions to the Trust or income earned by the Trust. When a participant, or his or her beneficiary or estate, receives a distribution under the Plan, the taxability of the value of such distribution depends on the form and time of payment.

AMERIGAS PROPANE, INC.
SAVINGS PLAN
Item 4(i) — SCHEDULE OF ASSETS (HELD AT END OF YEAR)

	December 31, 2006
	Number of
	Shares or
	Principal		Current
Name of Issuer and Title of Issue	Amount	Cost	Value

Mutual Funds:
FIDELITY U.S. BOND INDEX FUND (2)	801,272 shrs	$8,839,707	$8,701,810
FIDELITY EQUITY INCOME FUND (1) (2)	460,552 shrs	22,027,379	26,965,335
FIDELITY MAGELLAN FUND (1) (2)	362,351 shrs	34,572,370	32,437,623
FIDELITY GROWTH COMPANY FUND (1) (2)	174,145 shrs	10,016,745	12,139,661
VANGUARD INSTITUTIONAL INDEX FUND (1) (2)	147,806 shrs	16,427,595	19,154,238
VANGUARD PRIME MONEY MARKET FUND (1) (2)	18,455,743 shrs	18,455,743	18,455,743
VANGUARD TARGET RETIREMENT INCOME FUND (2)	44,415 shrs	466,170	475,245
VANGUARD TARGET RETIREMENT 2005 FUND (2)	192,372 shrs	2,119,187	2,206,504
VANGUARD TARGET RETIREMENT 2015 FUND (2)	824,386 shrs	9,347,503	10,271,848
VANGUARD TARGET RETIREMENT 2025 FUND (2)	793,817 shrs	9,216,574	10,351,379
VANGUARD TARGET RETIREMENT 2035 FUND (2)	252,903 shrs	3,054,978	3,507,771
VANGUARD TARGET RETIREMENT 2045 FUND (2)	75,898 shrs	954,909	1,086,855
VANGUARD EXTENDED MARKET INDEX FUND (2)	273,173 shrs	8,764,809	10,574,538
FIDELITY SPARTAN INTERNATIONAL INDEX FUND (2)	167,517 shrs	5,686,348	7,394,207
FIDELITY BROKERAGE LINK (2)	2,380,747 shrs	2,142,934	2,380,747

Total Mutual Funds		152,092,951	166,103,504

Common Collective Trusts:
FIDELITY MANAGED INCOME PORTFOLIO II FUND (2)	4,329,918 shrs	4,329,918	4,329,918
VANGUARD RETIREMENT SAVINGS TRUST III (1) (2)	20,805,379 shrs	20,805,379	20,805,379

Total Common Collective Trusts		25,135,297	25,135,297

UGI COMMON STOCK FUND (1) (2)
UGI Corporation Unitized Stock Fund	571,272 units	11,956,110	19,463,223
Dividends receivable	$120,934	120,934	120,934

		12,077,044	19,584,157

PARTICIPANT LOANS
Loan principal outstanding (4.75% - 10.5%) (2) (3)		—	4,489,092

Total — all funds		$189,305,292	$215,312,050

(1)	Investment represents 5% or more of the net assets available for benefits.

(2)	Party in interest.

(3)	Range of interest rates for loans outstanding as of December 31, 2006